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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this report on Form 10-KSB of our report dated April 11, 2000, on our audit of the consolidated financial statements of Paradigm Advanced Technologies, Inc., as of December 31, 1998 and 1999, and for the years ended December 31, 1999, 1998, and 1997, which report is included in this Annual Report on Form 10-KSB.


                                        /s/  Bromberg & Associate
                                        CHARTERED ACCOUNTANTS


Downsview, Ontario
April 14, 2000